UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

301 Hillcrest Drive, Laurens, South Carolina		29360
Address of principal executive offices		Zip Code

                   (864) 984-4551
Registrant's telephone number

                                                 N/A
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 20, 2009, Palmetto Bancshares, Inc. (the "Company") announced that Samuel L. Erwin and Lee S. Dixon have been named Senior Executive Vice Presidents of the Company and its wholly owned subsidiary, The Palmetto Bank (the "Bank").

The base annual salary for Erwin will be $225,000. The base annual salary for Dixon will be $200,000.   In addition to base salary, Messers Erwin and Dixon will be eligible for nonequity incentive compensation as described in the Company’s Proxy Statement for its Annual Meeting of Shareholders held April 15, 2008.  The nonequity incentive compensation plan provides that Messers Erwin and Dixon, as senior managers, designated each year by the Compensation Committee, will receive up to 50% of his base salary in nonequity incentive compensation if 100% of the targets, as approved by the Board, are met and exceeded by specified amounts.

The Company offers its senior management various benefits on the same terms as other employees.  During 2009, these benefits will include medical and dental benefits, life insurance, long-term disability insurance, and a 401(k) plan. Employees also receive personal time off and discounted loan rates under programs generally available to all full-time employees.  In addition to the foregoing benefits and perquisites offered to Company and Bank employees and officers, the Company offers various benefits and perquisites to its senior management, including, club memberships, a company-provided automobile, and physical examinations.

Erwin’s employment will commence on March 1, 2009. An exact date of employment commencement has not yet been set for Dixon, but it is expected that he will begin in late Spring 2009.

Erwin has 12 years of banking experience.  Erwin began his banking career at First Union National Bank (now Wachovia) in January 1997.  At the time of his departure in July 1990, he served as Vice President and City Executive in Orangeburg, South Carolina. He worked with First National Bank (now South Carolina Bank and Trust) from January 1997 until January 2000 where he held the position of Senior Vice President and Region Executive in Orangeburg, South Carolina.  From January 2000 until June 2002, he held the position of Senior Vice President and Market President in Columbia, South Carolina with First Union National Bank (now Wachovia).  From June 2002 until December 2004, he served as Senior Vice President and Commercial Relationship Manager for Carolina National Bank, a start-up bank in Columbia, South Carolina.  Most recently, Erwin served as Chief Executive Officer of Community Bancshares, Inc. in Orangeburg, South Carolina.  Erwin is a 1990 graduate of Clemson University with a bachelors of science degree in Financial Management. Erwin was recognized in 2004 as one of The State newspaper’s “Top 20 under 40” and was the S.C. Bankers Association’s (SCBA) 2005 Outstanding Young Banker. Erwin is Board Chair for Edisto United Way, a Board member and past Chair of SCBA’s Young Bankers Division, a member of the Rotary Club of Orangeburg, a Board member of Orangeburg Calhoun Technical College Foundation, the Regional Medical Center Foundation, and the Business Development Corporation, a vestry member of Episcopal Church of the Redeemer, and is a committee member of the Boy Scouts of America, Indian Waters Council.

Dixon worked with PricewaterhouseCoopers LLP from 1989 until 2006.  He was admitted as a partner with the firm in 1999.  Currently, Dixon serves as Chief Operating Officer of First Presbyterian Church of Winston-Salem.  Dixon is a 1988 graduate of the University of South Carolina with majors in Accounting and Finance.  Additionally, he graduated in 1997 from Stonier Graduate School of Banking.  Dixon is a certified public accountant in North Carolina, Florida, Georgia, and West Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

 /s/ L. Leon Patterson

 L. Leon Patterson

 Chairman and Chief Executive Officer

Date:   February 26, 2009